UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

(AMENDMENT NO. 1)

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2013

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MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension, Albany, New York 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 218-2550

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Mechanical Technology, Incorporated (“the Company”) with the Securities and Exchange Commission (the “SEC”) on August 29, 2013 (the “Original Filing”).

The purpose of this Amendment No. 1 is to correct the exercise price of the options granted on August 28, 2013 referred to in Item 5.02 of the Original Filing under the heading “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,” which mistakenly indicated $0.46 per share instead of $0.90 per share.

Item 5.02 of the Original Filing is accordingly being amended and restated in its entirety below. No other changes are being made to the Original Filing and all information speaks as of the date of the Original Filing.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2013, the Board of Directors of Mechanical Technology, Incorporated (the “Company”) appointed David C. Michaels to the Board of Directors of the Company. Mr. Michaels was also elected to the Governance, Compensation & Nominating Committee and the Audit Committee. Mr. Michaels will also receive options to purchase 12,500 shares of the Company’s common stock with an exercise price based on the closing market price of $0.90 per share on the date of grant.

There are no related party transactions with Mr. Michaels required to be disclosed under Item 404(a) of Regulation S‑K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED
Date: September 5, 2013	By:	/s/ Kevin G. Lynch
	Name:	Kevin G. Lynch
	Title:	Chairman and Chief Executive Officer